Exhibit 10.1

AMENDMENT NO. 1 TO THE EXCHANGE AGREEMENT

THIS AMENDMENT AGREEMENT (the “Amendment”) is dated this 14th day of July 2025, by and between La Rosa Holdings Corp. (the “Company”) and [*] (the “Holder,” and together with the Company, the “Parties”).

WHEREAS, the Holder and the Company entered into the Amendment and Exchange Agreement, dated June 18, 2025 (the “Exchange Agreement”);

WHEREAS, pursuant to the Exchange Agreement and the New Certificate of Designation filed by the Company with the Secretary of State of the State of Nevada on June 18, 2025 (the “June 18 Filing”), the Company issued to the Holder 6,000 shares of Series B Preferred Stock,

WHEREAS, the Holder and the Company desire to correct an error in the New Certificate of Designation as set forth expressly below.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holder hereby agree as follows:

Section 1. The New Certificate of Designation attached to the Exchange Agreement as Exhibit A shall be replaced in its entirely with the corrected version of the certificate of designation attached hereto as Exhibit A (“Revised New Certificate of Designation”), which shall be considered a correct version of the New Certificate of Designation effective June 18, 2025. All references in the Exchange Agreement to the New Certificate of Designation shall be considered the references to the Revised New Certificate of Designation effective June 18, 2025.

Section 2. Upon signing this Amendment, the Company shall file a certificate of correction with the Secretary of State of the State of Nevada to replace the June 18 Filing with the Revised New Certificate of Designation.

Section 3. Governing Law; Jurisdiction; Waiver of Jury Trial. This Amendment shall be construed under the laws of the State of New York, without regard to principles of conflicts of law or choice of law that would permit or require the application of the laws of another jurisdiction. The Company and the Holder each hereby agrees that all actions or proceedings arising directly or indirectly from or in connection with this Amendment shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The Company and the Holder each consents to the exclusive jurisdiction and venue of the foregoing courts and consents that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by generally recognized overnight courier or certified or registered mail, return receipt requested, directed to such party at its or his address set forth in the Transaction Documents (and service so made shall be deemed “personal service”) or by personal service or in such other manner as may be permissible under the rules of said courts. THE COMPANY AND THE HOLDER EACH HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AMENDMENT.

Section 4. Counterparts. This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same Amendment and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that an electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not an electronic signature.

Section 5. Ratification. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Exchange Agreement. Except as specifically modified hereby, all of the provisions of the Exchange Agreement which are not in conflict with the terms of this Amendment, shall remain in full force and effect. Except as otherwise expressly provided herein, the Transaction Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

LA ROSA HOLDINGS CORP.

By:
Name:	Joseph La Rosa
Title:	Chief Executive Officer

[Company signature page to the Amendment]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

THE HOLDER:

[*]

By:
Name:	[*]
Title:	[*]

[Holder signature page to the Amendment]

Exhibit A